Exhibit 99.1

NovaBay Pharmaceuticals Announces Name Change to Stablecoin Development Corporation, Reports Initial Staking Rewards, and Provides SKY Token Holdings Update

| Source: NovaBay
Pharmaceuticals, Inc.

Following $134 million investment from R01 Fund LP, Framework Ventures, Tether Investments, S.A. de C.V., and Sky Frontier Foundation, Stablecoin Development Corporation has acquired 2.06 billion SKY tokens

  Key Highlights:

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Corporate name change from NovaBay Pharmaceuticals, Inc. to Stablecoin Development Corporation; ticker symbol change from NBY to SDEV on the NYSE American, expected to be effective on Friday, April 3, 2026

•	Approximately 2.06 billion SKY tokens held as of March 16, 2026, representing approximately 8.78% of the total supply of SKY
•	Approximately 26.6 million SKY tokens earned in cumulative staking rewards since commencing on-chain staking activities
•	Approximately 1.09 billion SKY tokens acquired on the open market at an average purchase price of approximately $0.065 per SKY token

EMERYVILLE, Calif., March 23, 2026 (GLOBE NEWSWIRE) -- NovaBay Pharmaceuticals, Inc. (NYSE American: NBY) (to be renamed Stablecoin Development Corporation (NYSE American: SDEV)) (“NovaBay,” “SDEV,” or the “Company”) today announced that it will change its name to Stablecoin Development Corporation and its NYSE American ticker symbol to SDEV. The Company also provided an update on its previously disclosed strategic investment transaction, on-chain holding company strategy, and initial staking rewards.

“We are building the premier public market vehicle to access cash flows within the growing stablecoin economy,” said Michael Kazley, Chief Executive Officer of SDEV. “The name change to Stablecoin Development Corporation reflects our conviction that stablecoins represent the most compelling structural opportunity in digital finance. With over 2 billion SKY tokens and an active staking program generating protocol-level rewards, we are positioning SDEV at the center of this rapidly evolving ecosystem.”

Private Placement Overview

As reported in the Company’s SEC filings, on January 16, 2026, SDEV entered into a Securities Purchase Agreement with R01 Fund LP, Framework Ventures L.P., Tether Investments, S.A. de C.V., and Sky Frontier Foundation (collectively, the “Purchasers”). Pursuant to the agreement, SDEV issued pre-funded warrants to purchase an aggregate of 167,539,226 shares of its common stock (as adjusted for the 1-for-5 reverse stock split effected on February 23, 2026), resulting in gross proceeds of approximately $134 million (the “January 2026 Private Placement”). The Company has continued to deploy capital toward the acquisition of additional SKY tokens on the open market.

The private placement financing was accompanied by a broader strategic realignment under which SDEV adopted an on-chain holding company framework focused on long-duration participation in protocol-level digital asset ecosystems, subject to robust governance and risk management oversight.

Staking Rewards and Additional SKY Acquisitions

As of March 16, 2026, the Company has earned approximately 26.6 million SKY tokens in cumulative staking rewards since commencing on-chain staking activities. The majority of the Company’s SKY holdings are currently deployed in the Sky protocol’s staking program. Staking rewards are determined by protocol governance parameters, the level of overall participation in the staking program, and other factors, and are subject to variability over time.

As part of the January 2026 Private Placement, the Company received approximately 943,599,689 SKY tokens (valued at approximately $58.0 million) as a component of the transaction consideration, in addition to $25.0 million in cash, $51.0 million in stablecoins. Since the closing of the private placement, SDEV has acquired approximately 1.09 billion additional SKY tokens on the open market using $70.7 million of proceeds from the January 2026 Private Placement, at an average purchase price of approximately $0.065 per SKY token. As of March 16, 2026, the Company holds approximately 2.06 billion SKY tokens, representing approximately 8.78% of the total supply of SKY. All SKY tokens acquired by the Company outside of the January 2026 Private Placement have been purchased as freely tradable tokens through open-market transactions, consistent with the Company’s digital asset policies.

Structure Designed for Long-Duration Alignment and Orderly Market Profile

The warrants issued in the January 2026 Private Placement become exercisable in sequential tranches over an extended period, resulting in a weighted-average delay of approximately 9.9 months before all underlying shares could become eligible for issuance.

This tiered structure is intended to support an orderly market profile as the Company executes its strategy.

In addition, the Securities Purchase Agreement includes post-issuance trading covenants designed to promote stable market dynamics. Following any exercise of a warrant tranche, each Purchaser’s aggregate daily sales (together with affiliates) are capped at 10% of SDEV’s 30-day average daily trading volume. These volume limitations apply uniformly across all Purchasers, such that every share issued in the transaction is subject to the same post-issuance framework. The Company believes this structure reflects a shared orientation toward long-term alignment rather than short-duration liquidity objectives.

On-Chain Holding Company Framework

SKY, the native token of the Sky protocol ecosystem, is currently the only digital asset approved under SDEV’s operating and risk management framework. Following its strategic realignment in early 2026, the Company adopted a multi-year capital allocation strategy designed to operate within an on-chain holding company model. Under this framework, SDEV may hold protocol-aligned digital assets for extended periods in order to participate in protocol-level economic activity, while retaining the flexibility to monetize holdings from time to time for general corporate purposes, including liquidity management and tax planning, subject to applicable law and governance oversight. This framework enables the Company to seek long-term economic participation in emerging decentralized networks, subject to prudent risk management and board-level governance controls.

Stablecoins Context and Institutional Participation

SDEV views stablecoins as an increasingly important component of global digital financial infrastructure, with expanding use cases across settlement, payments, yield generation, and on-chain capital markets amid evolving regulatory frameworks in the United States and internationally. SDEV is particularly interested in the rise of yield-bearing stablecoins, which generate returns by deploying underlying reserves across diversified strategies spanning real-world asset allocations, on-chain lending, and protocol-native revenue streams. These instruments represent a compelling evolution in digital finance, functioning as productive financial assets that unlock new primitives for savings, treasury management, and capital formation.

Additionally, the participation of Tether Investments, S.A. de C.V., an affiliate of the issuer of USDT, in the January 2026 Private Placement reflects notable institutional engagement within the broader stablecoin and digital asset ecosystem. The Company believes this participation underscores growing institutional interest in stablecoin-enabled financial infrastructure and related protocol ecosystems.

On-Chain Participation and Protocol-Published Rewards

SDEV engages in SKY-related on-chain activities, including staking within the Sky protocol. As disclosed above, these activities have generated approximately 26.6 million SKY tokens in cumulative staking rewards as of March 16, 2026. Such activities are conducted within established risk management parameters and may change over time based on market conditions, protocol governance decisions, and regulatory considerations.

Certain Sky protocol interfaces publish estimated annualized staking reward rates for SKY. These figures are variable, subject to change, and determined by a combination of protocol governance parameters and the market price of SKY at the time of calculation. Published rates are provided for informational purposes only and do not represent guaranteed yields, returns, or income streams for SDEV or any other participant. Actual results may differ materially.

About the Sky Protocol

Sky Protocol is a decentralized finance platform that evolved from MakerDAO, one of the earliest and most established projects in the digital asset ecosystem. The protocol enables the creation and use of USDS, a decentralized stablecoin pegged to the U.S. dollar, and serves as foundational financial infrastructure for lending, savings, and on-chain capital markets. SKY is the governance token of the Sky protocol ecosystem; holders participate in protocol governance through an open, transparent on-chain voting process. The protocol generates revenue from borrowing fees and other economic activity, which is used to fund open-market buybacks of SKY tokens that are then distributed to stakers. SKY has a fixed total supply of approximately 23.46 billion tokens. For more information, visit info.skyeco.com.

Corporate Name Change

The Company has approved a change of its corporate name from NovaBay Pharmaceuticals, Inc. to Stablecoin Development Corporation, reflecting the Company’s strategic realignment as an on-chain holding company focused on protocol-aligned digital assets within the Sky protocol ecosystem. In connection with the name change, the Company’s common stock is expected to begin trading on the NYSE American under the new ticker symbol “SDEV” on Friday, April 3, 2026. The name change does not affect the Company’s corporate structure, outstanding shares, or the rights of its stockholders.

Channels for Disclosure of Information

Going forward, the Company intends to announce material information to the public through filings with the Securities and Exchange Commission (the “SEC”), the investor relations page on its website, press releases, public conference calls, public webcasts, its X (Twitter) account, and its LinkedIn page. The information disclosed in the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Investors are always encouraged to refer to SDEV’s filings with the Securities and Exchange Commission for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s strategy; the Company’s anticipated name change and ticker symbol change; the expected timing of the commencement of trading under the new name and ticker symbol; the Company’s capital allocation strategy; the Company’s plans to hold, stake, and potentially monetize SKY tokens and other digital assets; the Company’s views regarding the growth and development of the stablecoin economy and related digital asset infrastructure; the variability of staking rewards and protocol governance parameters; and the Company’s intentions regarding future SKY token acquisitions. These forward-looking statements are based on management's current expectations and involve known and unknown risks and uncertainties, including risks related to the volatility of digital asset markets, regulatory developments affecting digital assets and staking activities, changes in protocol governance parameters, cybersecurity risks, and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC. The forward-looking statements in this press release represent management’s views as of the date hereof. Actual results may differ materially from those expressed or implied in any forward-looking statements. SDEV undertakes no obligation to update forward-looking statements except as required by law.

About Stablecoin Development Corporation (currently NovaBay Pharmaceuticals, Inc.)

Stablecoin Development Corporation (NYSE American: SDEV), currently operating as NovaBay Pharmaceuticals, Inc. (NYSE American: NBY), is an on-chain holding company focused on long-duration participation in protocol-aligned digital asset ecosystems. The Company’s initial digital asset focus is the Sky protocol ecosystem, with SKY as its core holding. Through staking and other on-chain activities, the Company seeks to generate protocol-level economic returns while maintaining rigorous governance and risk management oversight. The Company has announced that it will change its name to Stablecoin Development Corporation and its ticker symbol to SDEV, with trading under the new name expected to commence on Friday, April 3, 2026. Headquartered in Emeryville, California, the Company is committed to prudent governance, regulatory compliance, and long-term shareholder value creation. For more information, please visit www.novabay.com.

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Company Contact:

Tommy Law

Chief Financial Officer

tlaw@novabay.com